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Exhibit 10.9

AMENDED AND RESTATED

ACAPULCO ACQUISITION CORP.

2000 STOCK-BASED INCENTIVE COMPENSATION PLAN

Date Adopted: September 23, 2002

AMENDED AND RESTATED

ACAPULCO ACQUISITION CORP.

2000 STOCK-BASED INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan

        The purpose of the Plan is to assist the Company (as defined below) in rewarding, attracting and retaining valued employees, directors and independent contractors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees, directors and independent contractors.

        The Plan is in addition to the Acapulco Acquisition Corp. 1998 Stock-Based Incentive Compensation Plan.

        2.    Definitions

          2.1   "Award" means an award of Options under the Plan.

          2.2   "Board" means the Board of Directors of the Company.

          2.3   "Code" means the Internal Revenue Code of 1986, as amended.

          2.4   "Committee" means the Compensation Committee of the Board as constituted by the Board. After the Company becomes Publicly Traded, the Committee shall have at least two members and each member of the Committee shall be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and, to the extent necessary to cause Awards under the Plan to qualify as "qualified performance-based compensation" within the meaning of Treas. Reg. §1.162-27(e), an outside director within the meaning of Section 162(m) of the Code and the regulations thereunder.

          2.5   "Common Stock" means the Class A Common Stock of the Company, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

          2.6   "Company" means Acapulco Acquisition Corp., a Delaware corporation, or any successor corporation.

          2.7   "Director" means a member of the Board or a member of the board of directors of a majority-owned subsidiary of the Company.

          2.8   "Disability" shall, with respect to any Holder who is an Employee or a Director, have the meaning set forth in the Holder's Option Agreement or, if not defined therein, shall mean the inability of such Holder to perform a major part of the duties performed by him or her as an employee or Director of the Company immediately prior to inception of the disability, because of illness, accident or injury, for a period of 13 consecutive weeks or for a cumulative period of 20 weeks in any 12 month period.

          2.9   "Employee" means an officer or other employee of the Company or a majority-owned subsidiary of the Company, including a director who is such an employee.

          2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.11 "Fair Market Value" means, on any given date, the fair market value per share of Common Stock, as determined by the Committee in good faith, within the range of the fair market value per share of Common Stock as determined by the most recent annual appraisal of the fair market value of the Common Stock conducted by an independent third party appraiser selected by the Board. In determining the Option Price for an Incentive Stock Option, the Fair Market Value per share of Common Stock shall be determined in accordance with Section 422 of the Code and the regulations thereunder. Notwithstanding the foregoing, after the Company becomes Publicly

  Traded, the Fair Market Value shall mean the last sales price regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national or international securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national or international securities exchange but are designated as national market system securities by the National Association of Securities Dealers, Inc. ("NASD"), the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the NASD Automated Quotation National Market System, or if the shares of Common Stock are not so designated as national market system securities, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD or similar organization if the NASD is no longer reporting such information.

          2.12 "Holder" means an Employee, Director or Independent Contractor to whom an Award is made.

          2.13 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Option Agreement.

          2.14 "Independent Contractor" means an individual other than an Employee who performs services for or provides advice to the Company or any majority-owned subsidiary of the Company, or a Director who performs services for the Company or any majority-owned subsidiary of the Company.

          2.15 "Non-Qualified Stock Option" means an Option not intended to be an Incentive Stock Option and designated as a Non-Qualified Stock Option in the applicable Option Agreement.

          2.16 "Option" means any stock option granted from time to time under Section 6 of the Plan.

          2.17 "Option Agreement" has the meaning set forth in Section 6.1 of the Plan.

          2.18 "Option Price" means the per share price at which a share of Common Stock may be purchased upon exercise of an Option in accordance with Section 6.2 of the Plan, as it may be adjusted pursuant to Section 7 of the Plan.

          2.19 "Option Share" mean any share of Common Stock purchased upon the exercise of an Option.

          2.20 "Plan" means the Acapulco Acquisition Corp. 2000 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

          2.21 "Publicly Traded" means the Company is required to register shares of any class of common equity under Section 12 of the Exchange Act.

          2.22 "Retirement" means retirement from the active employment of the Company pursuant to the normal retirement policies of the Company.

          2.23 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of which the Company has a 50% or greater, direct or indirect, ownership.

        3.    Eligibility

        Any Employee, Director or Independent Contractor is eligible to receive an Award; provided, however, only an Employee is eligible to receive an Incentive Stock Option.

        4.    Administration and Implementation of Plan

          4.1   The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees, Directors and Independent Contractors to whom Awards will be granted, to make such grants, and to determine the type and amount of Awards to be granted to each such Employee, Director or Independent Contractor, the time of such Awards, the terms and conditions of such Awards and the terms of the Option Agreements which will be entered into with Holders (which shall not be inconsistent with the terms of this Plan). The Committee shall have full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application and to make all other determinations necessary or advisable for the administration of the Plan.

          4.2   The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash; to what extent and under what circumstances an Award is made; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards (subject to any applicable provisions of Section 6.10); and to grant Awards (other than Incentive Stock Options) that are transferable by the Holder.

          4.3   The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

        5.    Shares of Stock Subject to the Plan

          5.1   Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 52,000 shares. After the Company becomes Publicly Traded, no individual may receive Awards with respect to more than 52,000 shares of Common Stock in any year under the Plan.

          5.2   Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

        6.    Options

        Options give an Employee, a Director or an Independent Contractor the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a specified price. The grant of Options shall be subject to the following terms and conditions:

          6.1    Option Grants:    Options shall be granted to an Employee, Director or Independent Contractor at the time and in the amount determined by the Committee. Options shall be evidenced by written Option Agreements ("Option Agreements"). Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

          6.2    Option Price:    The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee. In the case of any Incentive Stock Option, the Option Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          6.3    Term of Options:    The Option Agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

            6.3.1    Vesting.    At the discretion of the Committee, Options granted under the Plan may be subject to a vesting schedule set forth in the Option Agreement, under which such Options cannot be exercised until they are vested. The restrictions or conditions with respect to the time and method of vesting of Options and which Awards shall be subject to vesting shall be as prescribed by the Committee.

          6.4    Incentive Stock Options:    Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and the limitations under Section 422(d) of the Code. Without limiting the foregoing, the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by an Optionee in any one calendar year under the Plan shall not exceed $100,000.

          6.5    Restrictions on Transferability:    Except as expressly provided otherwise in an Option Agreement for any Option granted under this Plan, no Holder shall sell, assign, transfer, give, donate, pledge, hypothecate or dispose of all or any part of an Option or Option Shares, or any right or interest therein; provided, however, that, except as provided in the following sentence, (a) a Holder may sell Options or Option Shares pursuant to an Approved Sale in accordance with Section 6.10, if applicable, (b) a Holder may sell Option Shares to the Company or its designee on terms set forth in the Option Agreement, if applicable, (c) upon the death of the Holder, a Holder may transfer Options or Option Shares by will or laws of descent and distribution, provided that the transferee thereof agrees in writing to accept the terms and conditions affecting such Options and/or Option Shares immediately prior to the death of the Holder, and (d) a Holder may sell or otherwise transfer Options or Option Shares in any other manner expressly provided for in the Holder's Option Agreement (and subject to the terms thereof) or as determined by the Committee. Notwithstanding the foregoing, no Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Any transferee of an Option or Option Shares shall, in all cases, be subject to the provisions of the Option Agreement between the Company and the Holder, as well as the provisions of this Plan. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 6. In the event any Option Shares become subject to any involuntary sale or transfer process or proceedings, the Holder shall give prompt written notice thereof to the Company.

          6.6    Payment of Option Price and Taxes:    (a) The Option Price, or, where applicable, a portion thereof, shall be paid in full in cash or by certified or bank cashier's check payable to the Company, or, subject to the approval of the Committee and where provided in the applicable Option Agreement: (i) by surrendering shares of the Company's Common Stock that have been owned by the Holder for at least six months and that have an aggregate Fair Market Value equal to the aggregate Option Price, (ii) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price, (iii) payment of such other lawful consideration as the Committee may determine, or (iv) any combination of the foregoing.

            (b)   Any taxes required to be withheld by the Company upon exercise of an Option shall be paid in full in cash or by certified or bank cashier's check payable to the Company, or, subject to the approval of the Committee (and subject to such rules as the Committee may adopt, including as to the amount to be withheld) and where provided in the applicable Option Agreement, by having the Company retain the number of Option Shares whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

          6.7    Termination by Death:    If a Holder dies, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative for (a) a period of two months from the date of death, (b) until the expiration of the stated term of the Option, or (c) in the event of death following termination, until the expiration of the period provided for under Section 6.8, whichever period is shortest.

          6.8    Termination by Reason of Retirement or Disability:    If a Holder's employment by the Company terminates by reason of Disability or Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of two months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. This Section 6.8 shall not apply to any Option held by an Independent Contractor.

          6.9    Other Termination; Unexercisable Options:    Unless provided otherwise in the applicable Option Agreement or determined otherwise by the Committee, if a Holder's employment by the Company terminates for any reason other than death, Disability or Retirement (including if a Holder is terminated with cause), all unexercised Options, to the extent they were exercisable at the time of termination, shall immediately terminate on the date of the Holders' termination. Unless provided otherwise in the applicable Option Agreement or determined otherwise by the Committee, all unexercised Options that are unexercisable at the time of the Holder's termination shall immediately terminate on the date of the Holder's termination. This Section 6.9 shall not apply to any Option held by an Independent Contractor.

          6.10    Approved Sale of the Company:

        Except as expressly provided otherwise in an Option Agreement for any Option granted under this Plan, the following provisions dealing with the applicable Holder's obligations with respect to both Options and Option Shares shall apply when there is an Approved Sale, as defined below:

    If the Board and the holders of at least a majority of the Company's Class A Common Stock and Class B Common Stock then outstanding approve the sale of the Company or Acapulco Restaurants, Inc., a wholly-owned subsidiary of the Company, to an unaffiliated third person (whether by merger, consolidation, reorganization, sale of all or substantially all of the assets or a majority of the outstanding shares of capital stock (an "Approved Sale")), each Holder and its transferees (including Permitted Transferees (as defined in the Amended and Restated Securities Holders Agreement, dated as of June 28, 2000, among the Company, Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and other investors named therein, as amended from time to time in accordance with its terms), but excluding transferees who receive shares of Class A Common Stock or Class B Common Stock unrestricted as to transfer under the Securities Act of 1933) ("Transferees") will consent to, vote for and raise no objections against, and waive dissenters or appraisal rights (if any) with respect to, the Approved Sale and will sell all of the securities of the Company held by such Holder, including Option Shares, in such Approved Sale upon the terms and conditions approved by the Board and the holders of a majority of the Company's Class A Common Stock and Class B Common Stock then outstanding, provided that all Holders receive the same form and amounts of consideration per share of the applicable securities. Each Holder will take all necessary and desirable actions in connection with the consummation of an Approved Sale, including, without limitation, executing the applicable purchase agreements and joining in any indemnification obligations (whether directly to the buyer in such Approved Sale or pursuant to a contribution arrangement) on a pro rata basis in accordance with the consideration received in such Approved Sale. The obligations of a Holder with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, either all of the holders and the transferees of such holders of a given class of equity security will receive the same form and amount of consideration per share of the applicable securities, or if any such holder or transferee is given an option as to the form and amount of consideration to be received, each Holder will be given the same option, and the amount of consideration per share of Preferred Stock shall not exceed its Liquidation Preference (as such, term is defined in the Company's Certificate of Incorporation), and (ii) the terms of the Approved Sale shall not include any provisions subjecting a Holder or its Transferees to any indemnification obligation or other liability beyond the value of the consideration received in the Approved Sale by such Holder or Transferees. Each Holder hereby agrees to vote his or her shares of capital stock of the Company that are entitled to vote to effectuate the provisions and intentions of this Section 6.10.

          6.11    Repurchase Rights of Company:    The Committee shall have the authority to include provisions in any Option Agreement permitting the Company to repurchase Option Shares from any person holding such shares upon or as a result of the termination of the Holder's employment with the Company on such terms as the Committee shall deem appropriate.

        7.    Adjustments upon Changes in Capitalization

        Subject to Section 6.10, if applicable, in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares available for Awards under the Plan and any adjustments to an outstanding Award, including without limitation the number of shares subject to and the Option Price for the Award, as it determines appropriate.

        8.    Effective Date, Termination and Amendment

        The Plan shall become effective on the date specified by the Board upon its adoption of the Plan, subject to the Company's shareholders approving the Plan within 12 months of the Board's adoption of the Plan in accordance with Section 422 of the Code. The Plan shall remain in full force and effect until ten years after the effective date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, subject to applicable law and regulation.

        Termination of the Plan pursuant to this Section 8 shall not affect Awards outstanding under the Plan at the time of termination.

        9.    General Provisions

          9.1   Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

          9.2   Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. The Committee shall have the authority to cause the Company to make whole a Holder for all or any portion of the federal, state, local or foreign taxes required to be paid in connection with the exercise of an Option; provided, however, that any such reimbursement obligation shall be expressly stated in the Option Agreement.

          9.3   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws of the State of Delaware (or such other state law as may correspond to the Company's state of incorporation) and construed accordingly.

          9.4   An Option may be exercised only for a whole number of Option Shares unless the Option is exercised in its entirety and such entirety includes a fractional Option Share. Any right to a fractional Option Share shall be satisfied in cash or in a fractional Option Share, at the discretion of the Committee. Upon receipt of payment of the Option Price and any withholding taxes payable to the Company pursuant to Section 6.6(b), the Company shall deliver a certificate for the number of Option Shares and, if any rights to fractional Option Shares are to be satisfied by the Company in cash, a check for the Fair Market Value on the date of exercise of the fractional Option Share to which the Holder exercising the Option is entitled. The Option Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and shall bear a legend subjecting the Option Shares to those restrictions on transfer in accordance with the Option Agreements. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under the applicable Option Agreement or any other applicable law, regulation or agreement.

          9.5   The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of the Option Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Option Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

          9.6   The Holder shall have no rights as a shareholder with respect to an Award unless and until legended certificates for the Option Shares are issued.

          9.7   The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

          9.8   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan.

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